As filed with the Securities and Exchange Commission on August 27, 2009

                                            Registration No. 333-______

   ====================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ____________________

                                  FORM S-3
                      Registration Statement under the
                           Securities Act of 1933
                            ____________________

                   FIRST MID-ILLINOIS BANCSHARES, INC.

      (Exact name of each registrant as specified in its charter or certificate of trust)

              DELAWARE                            37-1103704

    (State or other jurisdiction               (I.R.S. Employer
         of incorporation or                Identification Number)
            organization)
                            ____________________

                     First Mid-Illinois Bancshares, Inc.
                           1515 Charleston Avenue
                           Mattoon, Illinois 61938
                               (217) 234-7454
             Address, including zip code, and telephone number,
      including area code, of registrants' principal executive offices)

                             William S. Rowland
               Chairman, President and Chief Executive Officer
                     First Mid-Illinois Bancshares, Inc.
                           1515 Charleston Avenue
                           Mattoon, Illinois 61938
                               (217) 258-0415
              (Name, address, including zip code, and telephone
             number, including area code, of agent for service)
                            ____________________

                                With copy to:
                           Peter L. Rossiter, Esq.
                              Schiff Hardin LLP
                                 Suite 6600
                            233 South Wacker Drive
                           Chicago, Illinois 60606
                               (312) 258-5500
                            ____________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the Registration Statement becomes effective.



        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

        Large accelerated filer [_]   Accelerated filer [X}

        Non-accelerated filer [_]     Smaller reporting company [_]

                (Do not check if a smaller reporting company)

                             CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum      Proposed Maximum
  Title of Each Class of Securities    Amount to be      Offering Price      Aggregate Offering         Amount of
  to be Registered                    Registered (2)      Per Share (1)           Price (1)         Registration Fee
  ---------------------------------   --------------    ----------------     ------------------     ----------------
  Common Stock, par value $4.00 per       300,000            $18.65              $5,595,000             $312.21
  share, and related Common Stock
  Purchase Rights




   (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the Common Stock as of August 26, 2009.


   (2) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.



   PROSPECTUS

                     FIRST MID-ILLINOIS BANCSHARES, INC.
       1515 Charleston Avenue, Mattoon, Illinois 61938 (217) 234-7454

                               300,000 Shares
                  Common Stock, Par Value $4.00 Per Share,
                      and Common Stock Purchase Rights

               AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

        The Amended and Restated Dividend Reinvestment Plan (the "Plan") described in this Prospectus offers the holders ("Stockholders") of common stock, par value $4.00 per share ("Common Stock"), and preferred stock, no par value per share ("Preferred Stock"), of First Mid-Illinois Bancshares, Inc. (the "Company") a simple and convenient method of purchasing additional shares of Common Stock without brokerage commissions or fees of any kind. The Company will also bear all other costs of administering the Plan. Stockholders of the Company who participate in the Plan ("Participants") will have the cash dividends paid on all of their shares of Common Stock or Preferred Stock automatically reinvested in shares of Common Stock.

        This Prospectus relates to 300,000 shares of Common Stock of the Company registered for sale under the Plan. Shares of Common Stock acquired for the Plan will be purchased from the Company directly (either newly issued or treasury shares) or in the open market. The purchase price of shares purchased from the Company will be the market price per share, as further described herein, on the date the dividend is declared. The purchase price of shares purchased in the open market will be the average price per share paid for all of the shares purchased for the Plan with the proceeds of a single dividend. Stockholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described in this Prospectus.

        IF A STOCKHOLDER IS A PARTICIPANT IN THE COMPANY'S PRIOR DIVIDEND REINVESTMENT PLAN (THE "OLD PLAN"), THE STOCKHOLDER HAS BEEN ENROLLED AUTOMATICALLY IN THE PLAN. THE SHARES OF THE COMPANY'S COMMON STOCK THAT THE STOCKHOLDER HELD IN THE OLD PLAN HAVE BEEN TRANSFERRED AUTOMATICALLY TO THE PLAN.

        The Common Stock is listed for quotation on the OTC Bulletin Board under the designation "First Mid Ill Bancshares Inc." or the symbol "FMBH". An interested investor may request information about the market makers from Computershare Trust Company, N.A. (the "Agent") through the contact information on page 6. THE INVESTMENT CONSIDERATIONS ON DECIDING WHETHER TO PURCHASE THE COMMON STOCK OFFERED UNDER THE PLAN PURSUANT TO THIS PROSPECTUS ARE DISCUSSED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS ON PAGE 5.

        This Prospectus should be retained for future references.
                            ____________________



        NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
   ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                            ____________________

            The date of this Prospectus is August 27, 2009


   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN DOCUMENTS SUBSEQUENTLY INCORPORATED BY REFERENCE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR OF THE PLAN OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THIS DATE.



                              TABLE OF CONTENTS

                                                                     Page
                                                                     ----

   WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . .  1

   FORWARD-LOOKING STATEMENTS  . . . . . . . . . . . . . . . . . . .  2

   FIRST MID-ILLINOIS BANCSHARES, INC. . . . . . . . . . . . . . . .  2

   PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . .  3

   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .  5

   RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . .  5

   IF YOU HAVE QUESTIONS CONCERNING THE PLAN . . . . . . . . . . . .  6

   AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN . . . . . . . . .  7

   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

   Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

   Advantages to Participants  . . . . . . . . . . . . . . . . . . .  7

   Administration  . . . . . . . . . . . . . . . . . . . . . . . . .  8

   Participation . . . . . . . . . . . . . . . . . . . . . . . . . .  8

   Features of the Plan  . . . . . . . . . . . . . . . . . . . . . .  9

   Purchase of Common Stock  . . . . . . . . . . . . . . . . . . . . 11

   Expenses under the Plan . . . . . . . . . . . . . . . . . . . . . 12

   Reports to Participants . . . . . . . . . . . . . . . . . . . . . 12

   Certificate Issuance  . . . . . . . . . . . . . . . . . . . . . . 12

   Transfer or Sale of Shares  . . . . . . . . . . . . . . . . . . . 13

   Tax Consequences of the Plan  . . . . . . . . . . . . . . . . . . 14

   Termination of Participation in the Plan  . . . . . . . . . . . . 15

   Other Information . . . . . . . . . . . . . . . . . . . . . . . . 16

   PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . 18

   DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . 18

   EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

   LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . 20



                                      i



                     WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street N.E., Washington D.C. 20549. The public can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov and through our Internet site at http://www.firstmid.com.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934 until our offering is completed:

        (1)  our Annual Report on Form 10-K for the year ended December
             31, 2008;

        (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and June 30, 2009;

        (3) our Current Reports on Form 8-K filed January 29, 2009, February 11, 2009, February 24, 2009 and June 2, 2009;

        (4) All other reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the year ended December 31, 2008; and

        (5) The description of the Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 10, 1985, and the description of the Common Stock Purchase Rights contained in our Registration Statement on Form 8-A filed with the Commission on September 23, 1999.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

                     First Mid-Illinois Bancshares, Inc.
                           1515 Charleston Avenue
                           Mattoon, Illinois 61938
                             Tel: (217) 258-0493
                         Attn: Shareholder Relations


        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                         FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain certain forward-looking statements within the meaning of
   Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as discussions of the Company's pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many uncertainties including: changes in interest rates, general economic conditions and those in the Company's market area, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios and the valuation of the investment portfolio, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the "Risk Factors" of this prospectus and elsewhere in this filing and the Company's other filings with the SEC. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

                     FIRST MID-ILLINOIS BANCSHARES, INC.

        We are a financial holding company, incorporated in Delaware on September 8, 1981, engaged in the business of banking through our wholly-owned subsidiary First Mid-Illinois Bank & Trust, N.A. In addition to engaging in banking activities, we provide data processing services to affiliates through another wholly-owned subsidiary, Mid-Illinois Data Services, Inc. We offer insurance products and services to customers through our wholly-owned subsidiary, The Checkley Agency, Inc. We also own two statutory business trusts, First Mid-Illinois Statutory Trust I and First Mid-Illinois Statutory Trust II, both unconsolidated subsidiaries.

        We and our subsidiaries, collectively, employed 340 people on a full-time equivalent basis as of June 30, 2009. None of the employees are covered by a collective bargaining agreement with us. We offer a variety of employee benefits to our employees.

        We have chosen to operate in three primary lines of business - community banking and wealth management through First Mid-Illinois Bank & Trust, N.A. and insurance brokerage through The Checkley Agency, Inc. Of these, for the period from January 1, 2008 to December 31, 2008, the community banking line contributed approximately $43.9 million, or approximately 92% of our total revenues. Within the community banking line, we serve commercial, retail and agricultural customers with a broad array of deposit and loan related products. The wealth management line provides estate planning, investment and farm management services for individuals and employee benefit services for business enterprises. The insurance brokerage line provides commercial lines insurance to businesses as well as homeowner, automobile and other types of personal lines insurance to individuals. All three lines emphasize a "hands on" approach to service so that products and services can be tailored to fit the specific needs of existing and potential customers. Management believes that by emphasizing this personalized approach, we can, to a degree, diminish the trend towards homogeneous financial services, thereby differentiating us from competitors and allowing for slightly higher operating margins in each of the three lines.

        First Mid-Illinois Bank & Trust, N.A. is regulated by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, and its deposits are insured up to the applicable limits under the Bank Insurance Fund of the Federal Deposit Insurance Corporation. First Mid-Illinois Bancshares, Inc. is regulated by the Board of Governors of the Federal Reserve System.

        Our registered office is located at 1515 Charleston Avenue, Mattoon, Illinois 61938; telephone number: (217) 234-7454.

        Our authorized capital stock currently consists of 18,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of June 30, 2009, we had issued and outstanding 6,142,404 shares of Common Stock. As of June 30, 2009, we had issued and outstanding 4,527 shares of Preferred Stock.

                             PROSPECTUS SUMMARY

        The following summary of this Prospectus is provided for your convenience and is not intended to be complete. This summary is qualified in its entirety by the detailed information set forth elsewhere in this Prospectus including the documents incorporated by reference into this Prospectus.

         Use of Proceeds . . . . .  General corporate purposes, including advances to or investments in
                                    subsidiaries.   Management, however,
                                    has discretion in determining the
                                    actual manner in which net proceeds
                                    will be applied.  The precise use,
                                    amounts and timing of the application
                                    of the proceeds will depend upon,
                                    among other things, the funding
                                    requirements of its subsidiaries, the
                                    availability of other funds, and the
                                    existence of business opportunities.

         Purpose of the Plan . . .  The purpose of the Plan is to provide participating Stockholders with a
                                    simple and convenient method of
                                    investing cash dividends paid by the
                                    Company on its shares of Common Stock
                                    and Preferred Stock into additional
                                    shares of Common Stock without
                                    incurring brokerage fees or
                                    commissions.

         Eligibility for Dividend   Any person or entity who is a record
         Reinvestment  . . . . . .  holder of Common Stock and Preferred
                                    Stock is eligible to participate in
                                    the Plan, provided that the
                                    stockholder completes and signs the
                                    Dividend Reinvestment Plan Enrollment
                                    Form.  If a Stockholder was a
                                    participant in the Old Plan, the
                                    Stockholder has been enrolled
                                    automatically in the Plan.

         Securities Offered Under   Shares of Common Stock are offered
         the Plan  . . . . . . . .  under the Plan pursuant to the terms and conditions of the Plan, as
                                    described in Questions 9-12 of the
                                    Plan, inclusive.

         Purchase Price  . . . . .  The market price of a share of Common
                                    Stock on the dividend declaration
                                    date.  The purchase price will vary
                                    depending on whether the Common Stock
                                    is purchased from the Company or on
                                    the open market.  See Question 13 of
                                    the Plan for a definition of the term
                                    "Market Price".

         Purchase Date . . . . . .  The Agent will use dividend proceeds to purchase Common Stock as soon as
                                    possible, but not later than 30 days
                                    after the dividend payment date,
                                    except as necessary to comply with
                                    federal securities laws.

         Plan Administrator  . . .  Computershare Trust Company, N.A..
                                    administers the Plan for the Company,
                                    serves as Agent for Participants,
                                    keeps records, sends account
                                    statements to Participants and
                                    performs other duties for the Plan
                                    (the "Agent").  See Question 4 of the
                                    Plan for additional information
                                    regarding the Agent.

                               USE OF PROCEEDS

        If the Agent purchases newly issued shares or treasury shares of Common Stock from the Company for use under the Plan, the Company intends to use substantially all of the net proceeds from such sales for general corporate purposes, including advances to or investments in subsidiaries. Management, however, has discretion in determining the actual manner in which net proceeds will be applied. The precise use, amounts and timing of the application of the proceeds will depend upon, among other things, the funding requirements of its subsidiaries, the availability of other funds, and the existence of business opportunities.

                                RISK FACTORS

        INVESTING IN OUR COMMON STOCK INVOLVES RISK. FOR A DISCUSSION OF THE RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK, PLEASE SEE THE "RISK FACTORS" SECTION IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER THESE RISKS AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS, OUR FINANCIAL RESULTS AND THE VALUE OF OUR COMMON STOCK.

   RISKS RELATING TO PARTICIPATION IN THE PLAN

        YOU WILL NOT KNOW THE PRICE OF THE SHARES YOU ARE PURCHASING UNDER THE PLAN AT THE TIME YOU AUTHORIZE THE INVESTMENT OR ELECT TO HAVE YOUR DIVIDENDS REINVESTED.

        The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your authorization.

        YOU WILL NOT BE ABLE TO DIRECT THE SPECIFIC TIME OR PRICE AT WHICH YOUR SHARES ARE SOLD UNDER THE PLAN.

        Computershare Trust Company, N.A., the Agent, administers the Plan. If you instruct the Agent to sell shares under the Plan, you will not be able to direct the time or price at which your shares are sold. The price of our shares may decline between the time you decide to sell shares and the time of actual sale.

                  IF YOU HAVE QUESTIONS CONCERNING THE PLAN

        Any questions regarding the Plan may be directed to either the Agent or the Company at the addresses below. If contacting the Agent, please mention First Mid-Illinois Bancshares, Inc. in all your correspondence and if you are a participant in the Plan, give the number of your Plan account.


                      Computershare Trust Company, N.A.
                               P.O. Box 43078
                     Providence, Rhode Island 02940-3078
                             Tel: (312) 360-5377
                       www.computershare.com/investor

                     First Mid-Illinois Bancshares, Inc.
                           1515 Charleston Avenue
                           Mattoon, Illinois 61938
                             Tel: (217) 258-0493
                         Attn: Shareholder Relations

               AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

        The following question and answer format constitutes the Plan.

   PURPOSE
   -------

   1.   WHAT IS THE PURPOSE OF THE PLAN?

        The purpose of the Plan is to provide participating Stockholders with a simple and convenient method to invest cash dividends paid on shares of Common Stock and Preferred Stock in additional shares of Common Stock without paying any brokerage commissions or service fees. Generally, cash dividends will be invested in authorized but unissued shares or treasury shares of Common Stock that are sold. The Company will sell these shares of Common Stock to Participants through the Agent. The Agent may also purchase shares of Common Stock in the open market. If the Company sells authorized but unissued shares or treasury shares of Common Stock through the Agent for use in the Plan, the Company will use the proceeds for general corporate purposes.
        The Company will not receive any funds from the purchase of shares of Common Stock in the open market for use in the Plan.

   ELIGIBILITY
   -----------

   2.   WHO IS ELIGIBLE TO PARTICIPATE?

        All Stockholders are eligible to participate in the Plan. There is no requirement to own a minimum number of shares. A beneficial owner of Common Stock or Preferred Stock whose shares are registered in another name (for instance, in the name of a broker or bank nominee) must do one of the following to participate in the Plan: (i) become holder of record by arranging for the shares to be transferred to his or her own name, or (ii) instruct the broker or bank nominee to participate in the Plan. If Stockholders have questions regarding their eligibility to participate in the Plan, they should contact the Agent at the address or telephone number provided in Question 4 below.

   ADVANTAGES TO PARTICIPANTS
   --------------------------

   3.   WHAT ARE THE ADVANTAGES OF THE PLAN?

        Participants in the Plan will gain the following advantages:


        * the ability to purchase additional shares of Common Stock automatically through dividend reinvestment with no additional action required and without paying any brokerage commissions or service fees;

        * the ability to sell shares of Common Stock acquired under the Plan; and

        * the avoidance of safekeeping and record-keeping costs due to the custodial and reporting services which are provided as part of the Plan.

   ADMINISTRATION
   --------------

   4.   WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

        Computershare Trust Company, N.A. (i) administers the Plan for the Company; (ii) serves as Agent for Participants with respect to the Plan; (iii) keeps records; (iv) sends statements of account holdings to Participants; and (v) performs other duties related to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent (or its nominee) and credited to the accounts of individual Participants. All communications to the Agent regarding the Plan should be addressed to: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078. The Agent may also be contacted by calling (312) 360-5377, and the Agent's web site is located at www.computershare.com/investor.

   5.   WHAT IS THE RESPONSIBILITY OF THE AGENT?

        In administering the Plan, neither the Company nor the Agent will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising from: (i) the failure to terminate a deceased Participant's account prior to receipt by the Agent of written notice of such death; (ii) the prices at which shares are purchased or sold for a Participant's account; (iii) the time when purchases or sales are made; or (iv) any fluctuations in the market value of the Common Stock. Neither the Company nor the Agent nor their respective agents can provide any assurance of a profit or protection against a loss on any shares purchased or held for safekeeping under the Plan.

   PARTICIPATION
   -------------

   6.   HOW DOES A STOCKHOLDER PARTICIPATE?

        A Stockholder may join the Plan at any time by completing and signing the Dividend Reinvestment Plan Enrollment Form (the "Enrollment Form") and returning it to the address provided on the Enrollment Form. Alternatively, a stockholder may join the plan online through the Agent's website, www.computershare.com/investor. The Enrollment Form may be obtained by calling or writing to the Agent.

   7. IF A STOCKHOLDER IS A PARTICIPANT IN THE OLD PLAN, DOES HE OR SHE NEED TO DO ANYTHING TO ENROLL IN THE PLAN?

        If a Stockholder is a participant in the Old Plan, the Stockholder was automatically enrolled in the Plan when it replaced the Old Plan on August 27, 2009, and the Stockholder does not need to take any action to begin participating in the Plan. However, if the Stockholder wishes to change his or her participation in any way, the Agent should be contacted for instructions.

   8.   WHEN MAY A STOCKHOLDER JOIN THE PLAN?

        A Stockholder may join the Plan at any time. If the Agent receives the Enrollment Form on or before the record date established for a particular dividend, dividends will be reinvested beginning with that particular dividend. If the Agent receives the Enrollment Form after the record date established for a particular dividend, then dividends will not be reinvested until the dividend payment date related to the next dividend record date. The Company generally pays dividends semi-annually on the Common Stock in January and June and semi-annually on the Preferred Stock in April and October. For example, in the case of a June dividend paid on Common Stock, if the Agent receives an Enrollment Form from a Stockholder before the record date, the dividend will be fully reinvested. However, if the Agent receives an Enrollment Form after the dividend record date, reinvestment of dividends will begin with the January dividend paid to holders of record as of the December record date, and the Stockholder's June dividend check will be sent directly to the Stockholder.

   FEATURES OF THE PLAN
   --------------------

   9.   WHAT ARE THE FEATURES OF THE PLAN?

        The Plan has two features: dividend reinvestment and "safekeeping."

        With respect to dividend reinvestment, Participants may elect to have dividends reinvested on only Common Stock held, only on Preferred Stock held or full dividend reinvestment which will reinvest all dividends that become payable on the account, on all stock now held, or on any future holdings.

        Participants may also elect to utilize the "safekeeping" feature. The "safekeeping" feature allows Participants to request that the Agent hold for safekeeping any certificated shares of Common Stock currently held or subsequently acquired by the Participant (see Question 12 below). Once the Agent receives the properly completed and signed Enrollment Form, the Agent will reinvest the dividends paid by the Company until the Participant terminates his or her participation in the Plan. See Question 24 below for information regarding a Participant terminating participation in the Plan.

   10.  HOW DOES THE REINVESTMENT OF DIVIDENDS WORK?

        The reinvestment of dividends operates automatically. The Company forwards dividend payments to the Agent rather than to the Participants. The Agent then subtracts any required withholding for federal income tax purposes (see Question 23 below) from these dividend payments and reinvests the remaining amount in additional shares of Common Stock.


   11. WILL THE PLAN AUTOMATICALLY REINVEST DIVIDENDS PAID ON THE SHARES OF COMMON STOCK HELD IN PARTICIPANTS' ACCOUNTS UNDER THE PLAN?


        The Agent will receive dividends paid on all such shares held by the Plan on the dividend record date, will credit such dividends to individual Participants' accounts on the basis of full and fractional shares held under the Plan and will automatically reinvest these dividends, reduced by any required withholding for federal income tax purposes (see Question 23 below), in additional shares of Common Stock.

   12.  HOW DOES THE "SAFEKEEPING" SERVICE WORK?

        In addition to retaining the shares purchased under the Plan, the Agent provides a "safekeeping" service under which any certificated shares of Common Stock sent by a Participant to the Agent for safekeeping are held for the Participant in their Plan account until the Participant requests the certificates. This safekeeping feature protects Participants against loss, theft or destruction of stock certificates. This safekeeping service is available for certificated shares of Common Stock which a Participant currently owns and for any certificated shares of Common Stock a Participant subsequently acquires.

        If a Participant would like the Agent to hold shares of Common Stock which he or she currently holds or subsequently acquires, the Stockholder should send the certificates to the Agent at the address provided in Question 4 above, along with either a completed Transaction Request Form from an account statement or letter of instruction. THE CERTIFICATES SHOULD NOT BE ENDORSED. The Agent does not charge a fee for holding shares for safekeeping. Stockholders may at any time request that certificates be delivered to them for all or a portion of their shares held for safekeeping.

   PURCHASE OF COMMON STOCK
   ------------------------

   13.  HOW WILL THE PURCHASE PRICE OF THE SHARES OF COMMON STOCK TO BE
        PURCHASED UNDER THE PLAN BE   DETERMINED?

        The Agent will generally purchase shares of Common Stock directly from the Company, in which case the purchase price of these shares will be the market price of the Common Stock on the dividend declaration date. The Company's board of directors will determine the market price of the Common Stock in good faith.

        THE PRICE ESTABLISHED BY THE COMPANY'S BOARD OF DIRECTORS MAY NOT ALWAYS BE THE SAME PRICE ESTABLISHED BY A WILLING BUYER AND A WILLING SELLER. PURCHASERS OF COMMON STOCK UNDER THE PLAN MAY NOT BE ABLE TO SELL THEIR SHARES AT THE PRICE THEY PAID FOR SUCH SHARES.

        The Agent may also purchase shares of Common Stock in the open market. If there is an open market for the Common Stock, the Agent will purchase the shares at the prevailing market price on the date of purchase. If shares are purchased in the open market, it is unlikely that the Agent will be able to purchase all of the shares to be purchased for Participants for a single cash dividend at the same price. The market price for the acquired shares for each Participant's account will be the weighted average price that the Agent pays to purchase all of the shares, with the proceeds of a single cash dividend of the Company. The Agent may commingle a Participant's funds with those of other Participants when making purchases of shares for each Participant's account.

   14.  WHEN WILL THE SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

        The Agent will use dividend proceeds to purchase Common Stock as soon as possible, but in no event later than 30 days after the dividend payment date. However, the Agent may purchase Common Stock with dividend proceeds more than 30 days after the payment date if necessary for the Company or the Plan to comply with federal securities laws.


   15.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR
        PARTICIPANTS?

        The number of shares to be purchased for a Participant's account depends upon the number of shares for which dividends are to be reinvested, the amount of dividends paid on those shares (reduced by any required withholding for federal income tax purposes (see Question 23 below)) and the purchase price of the Common Stock. The Plan will credit each Participant's account with the number of shares, including fractions computed to six decimal places, equal to the total amount to be invested divided by the purchase price per share.

   EXPENSES UNDER THE PLAN
   -----------------------

   16. WILL PARTICIPANTS INCUR ANY EXPENSES IN CONNECTION WITH PURCHASES UNDER THE PLAN?

        Participants will not pay any brokerage commissions, service fees or other charges for the purchase under the Plan. There are also no charges for other normal transactions under the Plan, such as the issuance of share certificates or the termination of participation in the Plan. The Agent may, however, charge for additional services requested by a Participant that are not generally provided under the Plan, including a fee for duplicate account statements.

   REPORTS TO PARTICIPANTS
   -----------------------

   17.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS?

        Following each purchase of shares for a Participant's account, the Agent will mail to the Participant a statement of account showing the amount invested, the purchase price, the number of shares purchased, the service charges (which will generally be zero) and other similar information for the year-to-date. These statements will be a complete record of each Participant's purchases. Participants should retain these statements for income tax and other purposes. Each Participant will also receive copies of all communications sent to record holders of Common Stock, including the Company's Annual Report to Stockholders, a notice of the annual meeting, proxy statements and Internal Revenue Service ("IRS") information for reporting dividend income received. Participants can also review their account information through the Investor Centre section of Agent's website, www.computershare.com/investor.

        All statements of account, notices and other communications from the Agent to the Participant will be addressed to the latest address of record. Therefore, it is important that the Participant promptly notify the Agent of any change of address.

   CERTIFICATE ISSUANCE
   --------------------

   18. WILL THE COMPANY ISSUE CERTIFICATES FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

        Shares purchased by the Agent for a Participant's account will be held in the name of the Agent or its nominee. The Agent will hold these shares for safekeeping. Each Participant's statement of account will show the number of shares credited to the Participant's account. Actual certificates are not issued for shares while they are held under the Plan. The Agent will issue stock certificates for shares credited to a Participant's account within 5 business days after receipt of a Participant's request for certificates. Requests can be made by mail, phone or through the Agent's website. The Agent will not issue certificates representing fractional shares under any circumstances.

   19.  MAY A PARTICIPANT RECEIVE CERTIFICATED SHARES PURCHASED UNDER THE
        PLAN?

        A Participant may at any time withdraw all or a portion of the whole shares credited to his or her account under the Plan and receive certificates representing these shares by mail, phone or through the Agent's website. Following receipt of the request for a certificate, a certificate will be mailed to the Participant within five business days.

        The Agent will continue to invest all future dividends paid on withdrawn shares and on shares remaining in the Participant's account. If a Participant requests a certificate for all shares and to terminate their account, a certificate will be issued and check for any fractional share will be sent (see Question 24 below).

   TRANSFER OR SALE OF SHARES
   --------------------------

   20.  HOW DOES A PARTICIPANT SELL SHARES IN THE PLAN ACCOUNT?

        A Participant may sell any shares of Common Stock held in the Plan or held by the Agent for safekeeping by notifying the Agent by mail, phone or through the Agent's website. Shares of Common Stock enrolled in the Plan but held by the Participant in certificated form may also be sold through the Agent after depositing these shares with the Agent.

        Upon receipt of a request to sell shares, the Agent will attempt to effectuate the requested sale as soon as is practicable based on prevailing market conditions. There is a service fee of $15 and a processing fee of $0.12 per share sold. The Agent will also deduct any amount required to be withheld for income tax purposes (see Question 23 below) from the proceeds of the sale. The Agent will generally sell shares within five business days following its receipt of a request to sell. The Plan will send the Participant the proceeds from the sale as soon as is practicable following the sale of the shares.

        A Participant also may choose to sell his or her shares through a stockbroker of his or her choice, in which case a Participant must first request the transfer of his or her shares from the Agent to his or her brokerage account through the Direct Registration System. Participants should contact their broker for more information.

        The Company may purchase shares of Common Stock from Participants should the Company decide to do so, and so long as the Company is not in a blackout period that prohibits it from doing so. Should the Company purchase shares of Common Stock from a Participant, it will purchase the shares at the prevailing market price as determined by the Company in good faith.

   21. WHEN WILL THE AGENT EXECUTE A SALE REQUEST, AND HOW IS THE PRICE DETERMINED?

        The Agent will process your sale order promptly following receipt of, and in no event later than five trading days after, your order is received. The sale price for shares sold will not be known until the sale is completed and will be based on the weighted average price per share sold obtained in the open market as part of an aggregate order.

   22. WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL CERTIFICATED SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S OWN NAME ARE TRANSFERRED OR SOLD?

        If a Participant transfers or sells all the shares of Common Stock registered in his or her name, dividends on all such shares held by the Agent in the Participant's account under the Plan, including dividends paid on any shares held by the Agent for safekeeping, will continue to be reinvested until the Agent is notified that the Participant wishes to terminate his or her participation in the Plan.

   TAX CONSEQUENCES OF THE PLAN
   ----------------------------

   23.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN
        THE PLAN?

        The following is only a summary of the tax consequences of participation in the Plan as of the date of this prospectus. Tax laws and regulations may change and this summary may not reflect every possible situation that could result from participating in the Plan. Accordingly, a Participant should consult with his or her own tax advisor with respect to the federal, state, local, foreign and withholding tax consequences applicable to the Participant's particular situation.

        In general, cash dividends paid by the Company with respect to a Participant's shares are considered taxable income even if they are reinvested. A Participant's cost basis for federal income tax purposes on any shares purchased through the Plan is the price at which the shares are purchased, as reflected on the Participant's Plan statement or transaction advice. Trading fees paid by the Company on a Participant's behalf also are considered taxable income and are included in the cost basis of shares purchased. The Form 1099 sent both to a Participant and the Internal Revenue Service at the end of the year shows trading fees paid by the Company.

        Most likely, a Participant will realize taxable income or loss for federal income tax purposes when shares are sold. A
        Participant's tax basis for shares that are sold is the price paid for the shares. The price paid is reflected on a Participant's statement.

        A Participant's holding period for shares purchased through the Plan begins on the day following the applicable investment date.

        For Plan participants who are subject to back-up withholding or non-U.S. investors who are subject to U.S. federal tax withholding, the amount of dividends that may be reinvested will be net of the tax withheld. Non-U.S. investors are responsible for filing any documentation required to obtain a reduction in, or refund of, U.S. withholding tax.

        PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR 230, INVESTORS ARE HEREBY INFORMED THAT THE STATEMENTS IN THE PRECEDING PARAGRAPH WERE NOT INTENDED OR WRITTEN TO BE USED, AND SUCH STATEMENTS CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE
        U.S. INTERNAL REVENUE CODE. THE PRECEDING PARAGRAPH WAS WRITTEN TO SUPPORT THE OFFERING AND SALE OF THE COMMON STOCK UNDER THE PLAN. TAXPAYERS SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

   TERMINATION OF PARTICIPATION IN THE PLAN
   ----------------------------------------

   24.  HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

        A Participant may terminate his or her participation in the Plan
        at any time by notifying the Agent by   mail, phone or through
        the Agent's website of his or her request to terminate participation. If a termination request is received near a record date for an account whose dividends are to be reinvested, the Agent, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on the Participants behalf. In the event reinvestment is made, the Agent will process the termination request as soon as practicable, but in no event later than five business days after the investment is complete.

        Following receipt of the notice of termination, the Agent will transfer the Participants shares into another book-entry account in the Participants name (or, at the Participants request, will issue a certificate for such shares) and the Participant will receive a check for the cash value of any fraction of a share of Common Stock based on the current market value (as discussed in Question 13 above) less a service fee of $15 and any processing fees.


   25.  CAN THE COMPANY TERMINATE A PARTICIPANT'S PARTICIPATION IN THE
        PLAN?

        Yes. If a Participant does not have at least one whole share of Common Stock credited to his account, participation in the Plan may be terminated by the Company upon written notice to the Participant. In addition, the Company reserves the right, in its sole discretion, to terminate a Participant's participation in the Plan for any reason, after written notice is mailed in advance to the Participant. A Participant whose participation is terminated will receive the materials described in Question 24 above.

   OTHER INFORMATION
   -----------------

   26. WHAT HAPPENS IF THE COMPANY HAS A RIGHTS OFFERING, ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

        If the Company gives Stockholders the right to purchase additional shares of Common Stock or other securities, the Agent will sell or direct the sale of the rights accruing to shares held in each Participant's account. After deducting any required withholding for federal tax purposes, the Agent will apply the net proceeds of the sales to the purchase of the additional shares until the Participant terminates his or her participation in the Plan.

        Any stock dividend or shares resulting from stock splits will be credited to the Participant's account, and all dividends paid on these shares will be reinvested until the Participant terminates his or her participation in the Plan (see Question 24 above).

   27. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT EACH MEETING OF STOCKHOLDERS?

        A Participant will be entitled to vote the shares of Common Stock held in his or her account. If a Participant holds shares under the Plan on a record date for a meeting of Stockholders, the Participant will be given access via the Internet or sent proxy materials representing both the shares registered in his or her own name and the shares held in his or her Plan account.

   28.  WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE COMMON
        STOCK?

        A Participant's investment in Common Stock pursuant to the Plan will be no different from an investment in directly-held shares. The Participant will bear the risk of loss and will realize the benefits of any gain from market price changes with respect to all shares held by him or her in the Plan or otherwise.

        THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. PARTICIPATION IN THE PLAN INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

   29. WHAT RESTRICTIONS EXIST WITH RESPECT TO THE TRANSFERABILITY OF COMMON STOCK PURCHASED UNDER THE PLAN?

        In general, no resale restrictions should apply to the resale or other transfer of shares of Common Stock purchased for a Participant under the Plan. Generally, the Agent will purchase shares of Common stock that the Company has registered pursuant to the federal securities laws. However, the Agent may purchase shares in the open market which the Company has not registered. In either case, certain resale restrictions may apply if a Participant is an "affiliate" of the Company.

        If a Participant is an affiliate of the Company, he or she may not reoffer or resell shares of Common Stock acquired under the Plan pursuant to this prospectus by use of delivery of this Prospectus. An affiliate of the Company may resell Common stock only pursuant to a registration statement or in accordance with Rule 144 or another available exemption under the Securities Act. The Company is not required and does not currently intend to prepare and file a separate prospectus to facilitate reoffers and resales by affiliates. An "affiliate" generally includes any control person or person who, directly or indirectly, has the power to direct or cause the direction of the management and policies of the Company. Whether a person is an "affiliate" depends on all the facts and circumstances. In general, any director or 10% shareholder of the Company or any officer who performs a policy-making function of the Company is presumptively an affiliate.

   30.  CAN A PARTICIPANT'S ACCOUNT BALANCE BE PLEDGED?

        No. A Participant's right under the Plan and shares credited to the account of a Participant may not be pledged. A Participant who wishes to pledge his or her shares must request that certificates for such shares be withdrawn from the Plan and issued in his or her name.

   31.  WHO INTERPRETS THE PLAN?

        The Company's board of directors will determine any questions of interpretation that arise under the Plan. All determinations and decisions by the Company's board of directors will be final.

   32.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

        While the Company hopes to continue a Dividend Reinvestment Plan indefinitely, the Company reserves the right to suspend, terminate or amend the Plan at any time, including during the period between a dividend record date and the projected dividend payment date. Participants will be notified of any suspension, termination or amendment of the Plan. The Company also reserves the right to terminate any Participant's participation in the Plan at any time.

   33.  WHAT LIABILITIES MAY THE COMPANY AND THE AGENT HAVE TO A
        PARTICIPANT IN CONNECTION WITH THE PLAN?

        The Plan provides that neither the Company, the Agent (including the Company if it is acting as the Plan administrator) administering the Plan, nor any agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including any claim of liability based on the prices or times at which shares are purchased or sold or any change in market price of shares or for the payment or amount of any future dividends and failure to terminate an account upon the death of a Participant before receiving written notice of such death and a request to terminate participation from a
        qualified representative of the deceased.   However, nothing
        contained herein shall affect a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

                            PLAN OF DISTRIBUTION

        The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either authorized but unissued shares or treasury shares, or at the Company's option, by the Agent in the open market.

        The Company will pay all administrative costs and expenses associated with the Plan. In addition, the Company will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased under the Plan in the open market.

                         DESCRIPTION OF COMMON STOCK

        The Company's Restated Certificate of Incorporation authorizes the issuance of 18,000,000 shares of Common Stock, par value $4.00 per share, of which 6,142,404 shares of Common Stock were issued and outstanding as of June 30, 2009. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "FMBH." All of our outstanding shares of Common Stock are fully paid and non-assessable.

        Holders of our Common Stock are entitled to receive such dividends as are declared by the board of directors, which considers payment of dividends semi-annually. The ability of the Company to pay dividends, as well as fund its operations, is dependent upon receipt of dividends from First Mid-Illinois Bank & Trust, N.A. ("First Mid Bank"). Regulatory authorities limit the amount of dividends that can be paid by First Mid Bank without prior approval from such authorities. For further discussion of First Mid Bank's dividend restrictions, which would apply to dividends on the Preferred Stock as well as our Common Stock, see Item 1 - "Business - First Mid Bank - Dividends," and Item 8 "Financial Statements and Supplementary Data"
   Note 17 - "Dividend Restrictions," in our Annual Report on 10-K for the year ended December 31, 2008.

        Holders of our Common Stock are entitled to one vote per share in all matters to be voted upon by shareholders. Certain amendments to our Restated Certificate of Incorporation, as amended, or the approval of certain business combinations, require the approval of at least 75% of our outstanding capital stock entitled to vote. Removal of a director from our board of directors requires the approval of at least 66 2/3% of our outstanding capital stock entitled to vote.

        Additionally, each share of our Common Stock has certain rights attached to it under our Rights Agreement, dated as of September 21, 1999, between the Company and Harris Trust and Savings Bank, as Rights Agent. Under the Rights Agreement, each share of our Common Stock includes a right to purchase eight twenty-sevenths (8/27) of a share of our Common Stock from the Company at an exercise price of approximately $37.04, subject to adjustment. Subject to certain exceptions related to the ownership of our Common Stock by some of our current largest shareholders, the rights will become exercisable -

        *    if a person or group

             o acquires 15% or more of the voting power of the Company;

             o acquires all or substantially all of the assets of the Company and its subsidiaries; or

             o consummates a merger, consolidation or similar transaction as a result of which the stockholders of the Company will own less than 60% of the outstanding shares of common stock or the common stock of a publicly traded entity which controls the Company or
                  into which the Company has been merged or    otherwise
                  combined (based solely on the shares of common stock
                  received by such stockholders, in their      capacity
                  as stockholders of the Company, pursuant to such transactions); or

        *    following the announcement of a tender to exchange offer
             following which the person or group would hold    15% or
             more of the Company's voting power.

   Upon the occurrence of any of these acts, each Common Stock purchase right would be exercisable for that number of shares of the Company's Common Stock having a value of two times the exercise price of the Common Stock purchase right. The Common Stock purchase rights will also become exercisable on or after the date on which the 15% threshold has been triggered, if the Company is acquired in a merger or other business combination in which the Company is not the survivor or in which the Company is the survivor, or 50% or more of the assets or earning power of the Company and its subsidiaries is sold. At that time, each Common Stock purchase right will become exercisable for that number of shares of Common Stock of the acquiring company having a value of two times the exercise price of the Common Stock purchase right. The Company may redeem the Common Stock purchase rights at a price of $.01 per right prior to the occurrence of an event that causes the Common Stock purchase rights to be exercisable for shares of Common Stock. The Common Stock purchase rights will expire on September 21, 2009.

        Holders of our Common Stock are not entitled to preemptive rights, and will be notified of any stockholders' meeting according to applicable law. If the Company liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, our Common Stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

                                   EXPERTS

        The consolidated financial statements and related consolidated financial statement schedules of the Company and its subsidiaries, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of the Company and its subsidiaries' internal control over financial reporting have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                LEGAL MATTERS

        Certain legal matters in connection with the Common Stock offered pursuant to the terms of the Plan and this Prospectus have been passed upon for the Company by Schiff Hardin LLP, Chicago, Illinois.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth fees and expenses in connection with the issuance and distribution of the Common Stock being registered hereby. Except for the SEC filing fee, all amounts set forth below are estimates.

         Securities and Exchange           $312.21
         Commission filing fee
         Accounting fees and expenses      $2,500
         Legal fees and expenses           $35,000
         Plan administrator fees           $1,000
         TOTAL                             $38,812.21

   ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Article VIII of the Company's Restated Certificate of Incorporation, as amended, provides in effect that the Company will indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware General Corporation law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

        Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

        Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections
   (a) and (b) or in the defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 will not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the Company is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the Company against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the Company would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections
   (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections will be made by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

   ITEM 16.  EXHIBITS

        Reference is made to the information in the Exhibit Index filed as part of this registration statement.

   ITEM 17.  UNDERTAKINGS

        a.   The undersigned registrant hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. To include any material information with respect
                       to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       Provided however, That Paragraphs (a)(1)(i),
                       (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

             2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
                  ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  iii. The portion of any other free writing prospectus
                       relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mattoon, State of Illinois, on August 27, 2009.


                                           FIRST MID-ILLINOIS BANCSHARES,
                                           INC.
                                           (Registrant)



                                           By: /s/ William S. Rowland
                                               -------------------------
                                               Name:  William S. Rowland
                                               Title: Chairman, President
                                                      and Chief Executive
                                                      Officer

                             POWER OF ATTORNEY

        Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints William S. Rowland and Michael L. Taylor or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature           Title                  Date
             ---------           -----                  ----

   /s/ William S. Rowland        Chairman, President,   August 27, 2009
   ---------------------------   Chief Executive
       William S. Rowland        Officer and Director
                                 (Principal Executive
                                 Officer)


   /s/ Michael L. Taylor         Executive Vice         August 27, 2009
   ---------------------------   President & Chief
       Michael L. Taylor         Financial Officer
                                 (Principal Financial
                                 Officer and Principal
                                 Accounting Officer)


   /s/ Charles A. Adams          Director               August 27, 2009
   ---------------------------
       Charles A. Adams


   /s/ Kenneth R. Diepholz       Director               August 27, 2009
   ---------------------------
       Kenneth R. Diepholz


   /s/ Joseph R. Dively          Director               August 27, 2009
   ---------------------------
       Joseph R. Dively


   /s/ Steven L. Grissom         Director               August 27, 2009
   ---------------------------
       Steven L. Grissom


                                 Director
   --------------------------
       Benjamin I. Lumpkin


   /s/ Gary W. Melvin            Director               August 27, 2009
   --------------------------
       Gary W. Melvin


                                 Director
   --------------------------
       Sara Jane Preston


   /s/ Ray Anthony Sparks        Director               August 27, 2009
   --------------------------
       Ray Anthony Sparks

                                EXHIBIT INDEX

        The following documents are filed as part of the registration statement or are incorporated by reference:

        Exhibit   Document Description
        Number
        ----------------------------------------------------------------

          3.1 Restated Certificate of Incorporation and Amendment to Restated Certificate of Incorporation of First Mid-Illinois Bancshares, Inc. (Incorporated by reference to
                  Exhibit 3(a) to First Mid-Illinois Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1987)

          3.2 Amended and Restated Bylaws of First Mid-Illinois Bancshares, Inc. (Incorporated by reference to Exhibit
                  3.2 to First Mid-Illinois Bancshares, Inc.'s Current Report on Form 8-K filed with the SEC on November 14,
                  2007)

          3.3 Certificate of Designation, Preferences and Rights of Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock of First Mid-Illinois Bancshares, Inc. (Incorporated by reference to Exhibit 4.1 to First Mid-Illinois Bancshares, Inc.'s Current Report on Form 8-K filed with the SEC on February 11, 2009)
          4.1 Rights Agreement, dated as of September 21, 1999, between First Mid-Illinois Bancshares, Inc. and Harris Trust and Savings Bank, as Rights Agent (Incorporated by reference to Exhibit 4.1 to First Mid-Illinois Bancshares, Inc.'s Registration Statement on Form 8-A filed with the SEC on September 23, 1999).

          5.1     Opinion of Schiff Hardin LLP

         23.1     Consent of BKD, LLP

         23.2     Consent of Schiff Hardin LLP (included in Exhibit 5.1)

         24.1     Powers of Attorney (included on signature pages)